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                                                                   Exhibit 23(a)

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report relating to the Marine Shuttle Opertions Inc. (formerly Geoteck International, Inc.) dated July 2, 1998, in the Registration Statement on Form S-1 and related Prospectus of Marine Shuttle Operations Inc. (formerly Geoteck International, Inc.)


/s/ Deloitte & Touche



Chartered Accountants
Vancouver, British Columbia, Canada

July 2, 1998